Exhibit 99

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

Stage Stores Reports October Sales
 Projects In-Line Q3 Results of $0.21 or $0.22 Loss per Share

HOUSTON, TX, November 5, 2009 - Stage Stores, Inc. (NYSE: SSI) today reported that its total sales for the four week October period ended October 31, 2009 increased 2.9% to $101 million from $99 million in the prior year four week period ended November 1, 2008.  Comparable store sales decreased 0.1% this year versus a decrease of 8.4% last year.

Dresses, footwear, intimates, juniors and men’s achieved comparable store sales increases during October.  Misses sportswear performed at the Company average.  The Southwest, South Central and Southeast regions achieved comparable store sales increases for the month.

For the third quarter ended October 31, 2009, the Company reported that total sales decreased 2.6% to $325 million from $334 million last year.  Comparable store sales for the quarter decreased 5.4% versus a decrease of 10.3% in the prior year period.

SALES SUMMARY
	Comparable Store Sales Trend		Total Sales
	% Increase (Decrease)		($ in Millions)
Fiscal Period	2009	2008	2009	2008
1st Quarter	(9.0)%	(5.4)%	$333	$353
2nd Quarter	(10.7)	(1.4)	342	373
August	(9.5)	(8.3)	111	120
September	(5.6)	(13.6)	113	115
October	(0.1)	(8.4)	101	99
3rd Quarter	(5.4)	(10.3)	325	334
Year-To-Date (9 Mos)	(8.4)	(5.6)	1,000	1,060

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Stage Stores Reports
October Sales
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Andy Hall, President and Chief Executive Officer, commented, “We are pleased with October’s results and that the sales trend improved month–to-month as the third quarter progressed.  All but one of our fourteen families of business had a comparable store sales trend improvement in October versus August and September.  Our Fall merchandise and outerwear categories performed very well throughout the quarter.  Reduced clearance levels throughout the third quarter were a significant drain on sales and accounted for most of the comparable store sales drop for the three month period.”

Mr. Hall continued, “With sales for the third quarter within our guidance range, and reduced clearance levels contributing to a strong gross margin performance, we expect to report a loss for the third quarter of $0.21 or $0.22 per share versus our guidance of a $0.21 to $0.29 loss per share.”

The Company plans to report its third quarter results before the market opens on Thursday, November 19, 2009, and will hold a conference call and webcast the same day beginning at 8:30 a.m. Eastern Time.

Store Activity
During October, the Company opened a new Bealls store in Vernal, UT.  For the third quarter, the Company opened a total of sixteen new stores and closed one store.  The Company plans to open its final store for 2009 during November.

About Stage Stores
Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 758 stores located in 39 states.  The Company operates its stores under the five names of Bealls, Goody’s, Palais Royal, Peebles and Stage.  For more information about Stage Stores, visit the Company’s web site at www.stagestores.com.

Caution Concerning Forward-Looking Statements
This document contains “forward-looking statements”. Forward-looking statements reflect our expectations regarding future events and operating performance and often contain words such as "believe", "expect", "may", "will", "should", "could", "anticipate", "plan" or similar words.  In this document, forward-looking statements include comments regarding the number of new stores that the Company expects to open in November, as well as comments regarding the Company’s EPS outlook for the third quarter.  Forward-looking statements are subject to a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those described

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Stage Stores Reports
October Sales
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in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") on March 30, 2009, and other factors as may periodically be described in our other filings with the SEC.  Forward-looking statements speak only as of the date of this document.  We do not undertake to update our forward-looking statements.

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